Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation

3094494 Nova Scotia Company	Canada
3258402 Nova Scotia Company	Canada
3285091 Nova Scotia Company	Canada
B2 Express - Comercio, Servicos e Representacoes Ltda.	Brazil
Beijing Staples Commerce & Trade Co., Ltd.	China
Capital Office Products of Volusia County, Inc.	United States
CE Direct Pty Ltd	Australia
CER New Zealand Limited	New Zealand
Corporate Express Canada, Inc.	Canada
Corporate Express Employee Share Plan Company Pty. Ltd.	Australia
Corporate Express Print Management Limited	New Zealand
Corporate Express Supply Chain Pty Limited	Australia
Happy Studio, Inc.	United States
Hong Kong Staples Brands Limited	Hong Kong
IN Designs Global, Inc.	United States
Jiangsu Staples Office Products Co., Ltd.	China
OA365 International Company Limited	Cayman Islands
Oranda AG	Switzerland
PNI Digital Media Europe Ltd.	United Kingdom
PNI Digital Media Ltd.	United Kingdom
PNI Digital Media ULC	Canada
QS Quarterhouse Software, Inc.	United States
Quill Corporation	United States
Quill Lincolnshire, Inc.	United States
Restructure (Vic) Pty. Ltd.	Australia
SBIN B.V.	Netherlands
Schoolkidz.com, LLC	United States
Shenzhen Staples Commerce & Trade Co., Ltd.	China
SOM Hagerstown, Inc.	United States
Staples (China) Investment Co., Ltd.	China
Staples (Shanghai) Company Limited Fuzhou Branch	China
Staples (Shanghai) Company Limited Hefei Branch	China
Staples (Shanghai) Company Limited Nanchang Branch	China
Staples (Shanghai) Company Limited Wuhan Branch	China
Staples (Shanghai) Company Limited Xian Branch	China
Staples (Shanghai) Company Limited Zhengzhou Branch	China
Staples (Shanghai) Company Ltd.	China
Staples Argentina S.A.	Argentina
Staples Asia Investments Limited	Cayman Islands
Staples Australia Bid Company Pty Limited	Australia
Staples Australia Holdings Pty Limited	Australia
Staples Australia Pty Ltd.	Australia
Staples Brand Consulting (Shenzhen) Co., Ltd.	China

Staples Brands International Limited	Hong Kong
Staples Brands Sales, LLC	United States
Staples Brasil Comercio de Materiais de Escritorio Ltda.	Brazil
Staples Canada Holdings III, Inc.	Canada
Staples Canada Holdings, LLC	United States
Staples Canada Inc.	Canada
Staples Connecticut, Inc.	United States
Staples Contract & Commercial, Inc.	United States
Staples Cyprus Holdings Ltd.	Cyprus
Staples Cyprus Intermediary Holdings Ltd.	Cyprus
Staples Dutch Management B.V.	Netherlands
Staples E-commerce (Shanghai) Company Limited	China
Staples E-commerce (Tianjin) Company Limited	China
Staples Europe Holdings G.P.	Bermuda
Staples Global Holdings Ltd	Cyprus
Staples Global Markets, Inc.	United States
Staples Hong Kong Investments Limited	Hong Kong
Staples New Zealand Limited	New Zealand
Staples of Maryland, L.L.C.	United States
Staples Procurement & Management Services Private Limited	India
Staples Project 2017, LLC	United States
Staples Promotional Products Canada, Ltd.	Canada
Staples Promotional Products Europe Ltd.	United Kingdom
Staples Shared Service Center (Europe) II BVBA	Belgium
Staples Shared Service Center, LLC	United States
Staples Taiwan Corporation Limited	Cayman Islands
Staples the Office Superstore East, Inc.	United States
Staples the Office Superstore, Limited Partnership	United States
Staples the Office Superstore, LLC	United States
Staples Value, LLC	United States
Staples Ventures, LLC	United States
Staples, Inc.	United States
Teacher Direct Limited	New Zealand
The Educational Experience Pty Limited	Australia
The Staples Group, Inc.	United States
Worksmedia Limited	United Kingdom